Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

This Amendment to the First Amended and Restated Construction Loan Agreement is dated as of the 13th day of May, 2010, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a First Amended and Restated Construction Loan Agreement dated as of June 18, 2009 (the Amended and Restated Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”);

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.               All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT.

2.               Effective immediately, Sections 1.16 and 1.17 of the AGREEMENT are amended to read as follows:

1.16 “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to TERM NOTE 2, September 1, 2011; as to the LONG TERM REDUCING REVOLVING NOTE, May 1, 2013; as to the REVOLVING NOTE, May 12, 2011 (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of all OBLIGATIONS.

1.17 “FIXED CHARGE COVERAGE RATIO” means the ratio derived when comparing (i) EBITDA, less all capital expenditures, distributions, and taxes, to (ii) BORROWER’s scheduled payments on the principal and interest of all OBLIGATIONS and SUBORDINATED DEBT made during the applicable reporting period. “EBITDA” means Earnings Before Interest, Taxes, Depreciation and Amortization, all experienced during the applicable reporting period, but to exclude extraordinary items from the calculation.

3.               Effective immediately, Section 1.30 of the AGREEMENT is amended to read as follows:

1.30           “BORROWING BASE” means the lesser of:

A.            $5,000,000.00, less the amount of any Letters of Credit issued and outstanding on BORROWER’s account, or

B.              The aggregate of (i) 75% of BORROWER’s Inventory of corn, valued at the lower of cost or market on the date reported, plus (ii) 75% of BORROWER’s Finished Goods-Distiller’s Grains Inventory, at current value on the date reported, plus (iii) 75% of BORROWER’s Finished Goods-Ethanol Inventory, at current market on the date reported, plus (iv) 50% of BORROWER’s chemicals and enzymes, valued at cost, plus (v) 75% of the amount of BORROWER’s Ethanol or Distiller’s Grains Accounts aged thirty days or less, plus (vi) 75% of the amount of BORROWER’s current State or Federal Incentives Accounts Receivable aged less than 120 days, and (vii) 100% of the net realizable liquidation value of BORROWER’s Hedge Accounts which are assigned to BANK in form acceptable to BANK, less

(x) any Accounts reasonably deemed ineligible by BANK, and any Accounts where the obligated party has more than 10% of its accounts due to BORROWER which are not current and (y) the BORROWER’s Accounts Payable, not to exceed the value of Inventory.

4.                       Effective immediately, Sections 2.1 and 2.2 of the AGREEMENT are hereby amended to read as follows:

2.1           LONG TERM REDUCING REVOLVING LOAN. The BORROWER has previously delivered to BANK term promissory notes, sometimes referred to as TERM NOTE 2, TERM NOTE 4, and TERM NOTE 5 or collectively, “TERM NOTES”. TERM NOTE 5 is sometimes referred to as the “LONG TERM REDUCING REVOLVING NOTE” and evidences a “LONG TERM REDUCING REVOLVING LOAN”. The NOTE contains provisions for annual reductions in the available borrowing amounts under the said NOTE.  All unpaid principal and accrued interest shall be due and payable on LOAN TERMINATION DATE, if not sooner paid.

2.2           REVOLVING LOAN. BANK agrees to lend $5,000,000.00 to BORROWER pursuant to this facility. BANK will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with the BANK, bearing number 22673981.

2.2.1 Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the LOAN TERMINATION DATE such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00 (the “LOAN COMMITMENT”). The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof. It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.

5.               Effective immediately, Section 2.6 of the AGREEMENT is amended to read as follows:

2.6 intentionally left blank

6.               Effective immediately, Section 6.1.8 of the AGREEMENT is amended to read as follows:

6.1.8 BORROWER shall provide monthly borrowing base certificates in a form reasonably acceptable to BANK, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE.

7.               Effective immediately, Section 6.1.9 of the AGREEMENT is amended to read as follows:

6.1.9 The BORROWER shall provide to BANK annually, or at the request of BANK, its twelve month future cash flow projections, including a quarterly forward looking debt service coverage projection and operating metrics with anticipated cash flow requirements for such period.

8.               Effective immediately, Section 6.2.1 of the AGREEMENT is amended to read as follows:

6.2.1 Intentionally left blank.

9.               Effective immediately, Section 6.2.2 of the AGREEMENT is amended to read as follows:

6.2.2 The BORROWER shall maintain WORKING CAPITAL of at least $2,500,000.00 at all times.

10.             Effective immediately, Section 6.2.4 of the AGREEMENT is amended to read as follows:

6.2.4 intentionally left blank

11.             Effective immediately, the AGREEMENT shall be amended to include a Section 6.2.6, which shall follow existing Section 6.2.5, to read:

6,2.6 The BORROWER shall maintain a minimum FIXED CHARGE COVERAGE RATIO of 1.10 : 1.0.

12.             Effective immediately, Section 6.4.1 of the AGREEMENT is amended to read as follows:

6.4.1 Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of the BANK; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to the BANK in writing and approved by the BANK; (iii) liens for taxes or assessments or other governmental charges not delinquent or which the BORROWER is contesting in good faith; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics’, materialmen’s, carriers’, landlords’, and warehousemen’s liens, or liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation; (vi) liens on corn oil extraction equipment agreed to by BANK.

13.             Effective immediately, Section 6.4.11 of the AGREEMENT is amended to read:

6.4.11 Make, or commit to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $3,000,000.00 in any single fiscal year.

14.             Effective immediately, Section 6.4.12 of the AGREEMENT is amended to read:

6.4.12 Make or pay, in any fiscal year, distributions to members or shareholders of the BORROWER except as may be agreed to in writing, in advance, by BANK. Provided, however, BORROWER may make distributions to members, if BORROWER is not in default of any covenants or provisions of this AGREEMENT, and no such distribution will result in the occurrence of an EVENT OF DEFAULT.

15.             Effective immediately, notice to BANK as provided in Section 8.7 of the AGREEMENT shall be as follows:

First National Bank of Omaha
One First National Center
1620 Dodge Street STOP 1050
Omaha, Nebraska 68197-1050

Attention: Jeremy Reineke

16.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5. of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

17.           This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

18.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective agents thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha

By:	/s/ Scott Mundt	By:	/s/ Jerry Reineke
	Chief Executive Officer		Jerry Reineke, Second Vice President

STATE OF SOUTH DAKOTA	)
)ss.
COUNTY OF LAKE	)

On this 7 day of June, 2010, before me, the undersigned, a Notary Public, personally appeared Scott Mundt, Chief Executive Officer Dakota Ethanol, L.L.C., who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

ALAN E. MAY

NOTARY PUBLIC

SOUTH DAKOTA

My Commission Expires 9-22-2013

/s/ Alan E. May
Notary Public

STATE OF NEBRASKA	)
)ss.
COUNTY OF DOUGLAS	)

On this 14 day of June, 2010 the undersigned, a Notary Public, personally appeared Jeremy Reineke, the Second Vice President of First National Bank of Omaha, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

GENERAL NOTARY – STATE OF NEBRASKA

JACQUELINE K. SIMS

My Commission Exp. March 5, 2014

/s/ Jacqueline K. Sims
Notary Public